UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2025

ADAPTIMMUNE THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	1-37368	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Jubilee Avenue, Milton Park

Abingdon, Oxfordshire OX14 4RX

United Kingdom

(Address of principal executive offices, including zip code)

(44) 1235 430000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares, each representing 6 Ordinary Shares, par value £0.001 per share	ADAP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on November 1, 2024, Adaptimmune Therapeutics plc (the “Company”) received a notice from The Nasdaq Stock Market (“Nasdaq”) that the Company was not in compliance with Nasdaq’s Listing Rule 5450(a)(1), because the minimum bid price of the Company’s American Depositary Shares (“ADSs”) had been below $1.00 per share for 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was given 180 calendar days, or until April 30, 2025, to regain compliance with the minimum bid price requirement. Subsequently, on May 1, 2025, the Company received a letter from Nasdaq approving the transfer of the listing of the Company’s ADSs from the Nasdaq Global Select Market to the Nasdaq Capital Market (the “Approval”). As a result of the Approval, the Company was granted an additional 180 days, or until October 27, 2025, to regain compliance with the minimum bid price requirement.

On August 14, 2025, Nasdaq issued a letter to the Company that as of August 12, 2025, it determined that the Company’s securities had a closing bid price of $0.10 or less for ten consecutive trading days. Accordingly, the Company is subject to the provisions contemplated under Listing Rule 5810(c)(3)(A)(iii) (the “Low Priced Stocks Rule” together with the Rule, the “Rules”) and its securities are subject to delisting from Nasdaq unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”). Accordingly, the Company intends to timely request a hearing and therefore expects to be scheduled for a hearing before the Panel, and any delisting action by Nasdaq will be stayed pending the issuance of the Panel’s decision following the hearing and the expiration of any extension period that may be granted by the Panel. At the hearing, the Company will present its plan to evidence compliance with the Rules and request an extension of time within which to do so. The Company’s ADSs will continue to trade on the Nasdaq Capital Market under the symbol “ADAP” pending completion of the hearing process. There can be no assurance that the Panel will grant the Company’s request for continued listing or that the Company will be able to meet the continued listing requirements during any compliance period that may be granted by the Panel.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that are not historical facts and can be identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” or the negative of these terms, or other comparable terminology. These statements are based on our current expectations, estimates, and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, the Company’s intention to request a hearing before the Panel, as well as the Company’s plans and ability to regain compliance with the minimum bid price requirement and to maintain its listing on The Nasdaq Capital Market. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. For a further description of the risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, as well as risks relating to our business in general, we refer you to the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission. The forward-looking statements contained in this current report on Form 8-K speak only as of the date the statements were made and the Company does not undertake any obligation to update such forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADAPTIMMUNE THERAPEUTICS PLC

Date: August 14, 2025	By:	/s/ Margaret Henry
		Name:	Margaret Henry
		Title:	Corporate Secretary